UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2008

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On Wednesday, September 3, 2008, the Company converted $50 million dollars of the outstanding balance on its $175,000,000 Revolving Line of Credit with Farm Credit of Southwest Florida to a 10 year term loan bearing a fixed interest rate of 6.79% with equal payments of principle and interest of $1,712,403.26 per quarter until maturity. Total borrowings from Farm Credit were not increased by the transaction and the Company will retain its Revolving Line of Credit availability in place at the correspondingly reduced amount of $125,000,000. As of the date of the refinancing the total combined debt owed to Farm Credit under the Term Loan and the RLOC is $129,318,750.00. The Loan Agreement contains a mark to market prepayment provision in the event the term loan is prepaid before maturity.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are included with this Report:

Exhibit (10)	(1)	Copy of Fourth Amendment To Amended And Restated Loan Agreement dated September 3, 2008.

	(2)	Copy of Term Loan Note dated September 3, 2008.

	(3)	Copy Of Amended And Restated RLOC Note (Reduced From $175,000,000.00 to $125,000,000.00) dated September 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: September 8, 2008	By:	/s/ Dan Gunter
Dan Gunter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10	(1)	Copy of Fourth Amendment To Amended And Restated Loan Agreement dated September 3, 2008.

	(2)	Copy of Term Loan Note dated September 3, 2008.

	(3)	Copy Of Amended And Restated RLOC Note (Reduced From $175,000,000.00 to $125,000,000.00) dated September 3, 2008

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